CARMAX RAISES 4th QUARTER EXPECTATIONS AGAIN;
                     CITES SEASONAL SUBPRIME SALES INCREASE


Richmond, Va., February 22, 2005 - For the fourth quarter ending
February 28, 2005, CarMax, Inc. (NYSE: KMX) today:

     |X| Raised comparable store used unit sales expectations to growth of 11% or 12%, and

     |X| Raised earnings per share expectations to 26 cents or 27 cents.

On February 3, 2005, CarMax had raised fourth quarter expectations of comparable store used unit sales growth to a range of 7% to 9%, from earlier expectations in a range of 2% to 7%, and earnings per share to a range of 23 cents to 25 cents, from earlier expectations in a range of 19 cents to 23 cents.

"At the end of January, we began to experience a dramatic increase in sales financed by our subprime lender DRIVE," said Austin Ligon, president and chief executive officer. "Based on industry patterns, we understand that subprime transactions can see a two-to-threefold increase during tax refund season, and we have seen such an increase since the end of last month. We now believe that DRIVE-financed sales will contribute approximately 5 percentage points incrementally to our fourth quarter used unit comp sales. We had been reluctant to forecast such an increase in our subprime business based solely on the few superstores that were testing DRIVE in last year's fourth quarter." CarMax rolled out subprime lending to its full superstore base in August 2004.

"With this seasonal increase in DRIVE-financed sales, as well as the continuing strength in our used unit sales overall, we now expect fourth quarter comp store used unit sales growth of 11 or 12% and earnings per share of 26 or 27 cents," Ligon said. "The subprime sales' incremental contribution of about 5 percent to fourth quarter used unit comp sales includes a run rate of approximately 8 percentage points in February. Industry patterns suggest that we should expect the seasonally stronger subprime traffic to continue in March, and then moderate somewhat in April before returning in May to levels in line with those we had been seeing before tax refund season. Of course, because such a spike in subprime sales occurs seasonally, it will not add incrementally to future years' sales and will simply be built into our annual sales performance." CarMax has said previously that DRIVE-financed sales have generally comprised approximately 3 percent of used unit sales.


                                     -more-

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CarMax, Inc.
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CarMax plans to issue fourth quarter and fiscal year-end comparable store sales on Friday, March 4, 2005, and fourth quarter and fiscal year-end earnings results on Wednesday, March 30, 2005, both before the opening of the New York Stock Exchange.

About CarMax
------------

CarMax, a Fortune 500 company and one of the Fortune 2005 "100 Best Companies to Work For," is the nation's leading specialty retailer of used cars. Headquartered in Richmond, Va., CarMax currently operates 58 used car superstores in 27 markets. CarMax also operates seven new car franchises, all of which are integrated or co-located with its used car superstores. During the twelve month period ended November 30, 2004, the company retailed 238,200 used cars, which is 92 percent of the total 259,402 vehicles the company retailed during that period. For more information, access the CarMax Web site at www.carmax.com.

Forward-Looking Statements
--------------------------

The company cautions readers that the statements in this release about the company's future business plans, operations, opportunities, or prospects, including without limitation any statements or factors regarding expected sales, margins, or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. For more details on factors that could affect expectations, see the company's Annual Report on Form 10-K for the fiscal year ended February 29, 2004, and its quarterly or current reports as filed with or furnished to the Securities and Exchange Commission.

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Contacts
--------
Investors and Financial Media:
     Dandy Barrett, Assistant Vice President, Investor Relations, (804) 935-4591 Celeste Gunter, Manager, Investor Relations, (804) 935-4597

General Media:
     Lisa Van Riper, Assistant Vice President, Public Affairs, (804) 935-4594